Exhibit (j)(2)

Consent of Ernst & Young LLP

Minneapolis, MN

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and the captions “Other Information About the Funds: Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, and to the incorporation by reference of our report dated December 21, 2012, on the financial statements of the Whitebox Tactical Opportunities Fund and to the incorporation by reference of our reports dated April 10, 2012 and April 11, 2011 with respect to the financial statements of Whitebox Long Short Equity Partners, L.P. and Whitebox Small Cap Long Short Equity Partners, L.P., respectively, in the Registration Statement (Form N-1A) of the Whitebox Mutual Funds filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 5 under the Securities Act of 1933 (Registration
No. 333-175116).

/s/ Ernst & Young LLP

Minneapolis, MN

February 28, 2013